UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2003

ASTORIA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-22228 (Commission File No.)	11-3170868 (IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:	(516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEMS 1

THROUGH 6 AND 8. NOT APPLICABLE

ITEM 7.

FINANCIAL STATEMENTS AND EXHIBITS.

(c)

Exhibits.

The following Exhibits are furnished as part of this report:

99.1

Slide presentation delivered to shareholders during the Company’s Annual Meeting of Shareholders held on May 21, 2003 by Mr. George L. Engelke, Jr., Chairman, President and CEO of Astoria Financial Corporation. The presentation contains, among other things, a review of financial results and trends through the period ended March 31, 2003 and the outlook for the remainder of 2003.

99.2

Press release dated May 21, 2003 announcing the results of shareholder voting at the Annual Meeting of Shareholders.

ITEM 9.

REGULATION FD DISCLOSURE. (INCLUDING ITEM 12 DISCLOSURES)

This information, furnished under Item 9, “Regulation FD Disclosure”, is also intended to be furnished under Item 12, “Results of Operations and Financial Condition”, in accordance with SEC Release No. 33-8216.

On May 21, 2003, Astoria Financial Corporation held its Annual Meeting of Shareholders during which time a presentation was made to shareholders by George L. Engelke, Jr., Chairman, President and CEO of Astoria which included, among other things, a review of financial results and trends through the period ended March 31, 2003. Mr. Engelke also reaffirmed the Company’s outlook for the remainder of 2003 as previously outlined in its April 17, 2003 earnings press release. A copy of the presentation is available on the Company’s website at www.astoriafederal.com.

The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION
/s/ Peter J. Cunningham
Peter J. Cunningham First Vice President and Director of Investor Relations

Dated: May 21, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1

Slide presentation Astoria Financial Corporation’s Chairman, President and CEO delivered to shareholders at the Company’s Annual Meeting of Shareholders held on May 21, 2003. The presentation contains, among other things, a review of financial results and trends through the period ended March 31, 2003 and the outlook for the remainder of 2003.

99.2	Press Release dated May 21, 2003 announcing the results of shareholder voting at the Company’s Annual Meeting of Shareholders.

3